UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 9, 2006
NATIONAL ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	0-19136 (Commission file number)	58-1922764 (I.R.S. employer identification number)

1400 ONE ENERGY SQUARE 4925 GREENVILLE DALLAS, TEXAS (Address of principal executive offices)		75206 (Zip code)
Registrant’s telephone number, including area code: (214) 692-9211
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective August 8, 2006, Martin L. Hirsch resigned from the Board of Directors (the “Board”) of National Energy Group, Inc. (the “Company”). Effective August 9, 2006, Jon F. Weber was appointed to fill the vacancy on the Board created by Mr. Hirsch’s resignation. Board of Director committee assignments for Mr. Weber have not yet been determined.
     Mr. Weber is President of American Property Investors, Inc. (“API”), the General Partner of American Real Estate Partners, L.P. (“AREP”). AREP, through its ownership of NEG Oil & Gas, beneficially owns 50.01% of the Company’s outstanding common stock as of December 31, 2005. API is indirectly wholly-owned by Carl C. Icahn. As such, the Company may be deemed to be controlled by an affiliate of Mr. Icahn and his affiliated entities.
     Prior to his appointment at API, Mr. Weber served as Head of Portfolio Company Operations and Chief Financial Officer at Icahn Associates Corp. In that capacity, he served as Chief Executive Officer of Viskase Companies, a worldwide leader in the product of processed meat casings, Chief Executive Officer of Philip Services, a leading U.S. metal recycling and industrial services company and Chief Financial Officer of American Railcar Industries, Inc., a manufacturer of freight railcars. Mr. Weber continues to serve as a director of Viskase Companies, Inc., XO Communications Inc. and Philip Services Corp.
     Mr. Weber holds a J.D. from Harvard Law School cum laude and MBA and Bachelor’s degrees magna cum laude from Babson College.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.
Date: August 15, 2006	By:	/s/ Philip D. Devlin
		Name:	Philip D. Devlin
		Title:	Vice President, General Counsel and Secretary

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